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                                                                     EXHIBIT 3.1

                    FIRST AMENDMENT TO AMENDED AND RESTATED
                    ---------------------------------------
                       FINANCING AND SECURITY AGREEMENT
                       --------------------------------

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 9th day of June, 1999, by and among COYNE INTERNATIONAL ENTERPRISES CORP., a corporation organized and existing under the laws of the State of New York ("Coyne"), BLUE RIDGE TEXTILE MANUFACTURING, INC., a corporation organized under the laws of the State of Georgia ("Blue Ridge"), OHIO GARMENT RENTAL, INC., a corporation organized under the laws of the State of Ohio ("Ohio Garment"), MIDWAY-CTS BUFFALO, LTD., a corporation organized under the laws of the State of New York ("Midway"), and CLEAN TOWEL SERVICE, INC., a corporation organized under the laws of the State of Georgia ("Clean Towel") (Coyne, Blue Ridge, Ohio Garment, Midway and Clean Towel are referred to individually herein as a "Borrower and collectively as the "Borrowers"), and NATIONSBANK, N.A., a national banking association ("NationsBank"), LASALLE BUSINESS CREDIT, INC., a corporation organized under the laws of the State of Delaware ("LaSalle"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC") (NationsBank, LaSalle and PNC are referred to individually as a "Lender" and collectively as the "Lenders"), and NATIONSBANK, N.A., a national banking association, as collateral and administrative agent for the Lenders (the "Agent").

                                   RECITALS
                                   --------

     A. The Borrowers, the Lenders and the Agent are parties to an Amended and Restated Financing and Security Agreement dated June 26, 1998 (as amended, restated, modified, substituted, extended, and renewed from time to time, the "Financing Agreement").

     B. The Financing Agreement provides for some of the agreements between the Borrowers, the Lenders and the Agent with respect to the "Loans" (as defined in the Financing Agreement), including revolving credit facility in an amount not to exceed $25,000,000, including a letter of credit facility in the amount of $3,000,000, an acquisition facility in an amount not to exceed $10,000,000 and a capital expenditure facility in an amount not to exceed $20,000,000.

     C. The Borrowers have requested that the Lenders and Agent modify certain financial covenants set forth in the Financing Agreement.

     D. The Lenders and Agent are willing to agree to the Borrowers' request on the condition, among others, that this Agreement be executed.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agent agree as follows:

     1. The Borrowers, the Lenders and the Agent agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     2.   The Borrowers represent and warrant to the Lender as follows:
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          (a)  Each Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification.

          (b) Each Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

          (c) The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms.

          (d) All of the Borrowers' representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of the Borrowers' execution of this Agreement.

          (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.

     3. Section 6.1.17 of the Financing Agreement is hereby deleted in its entirety and the following is substituted in its place:

          6.1.17  Leverage Ratio.
                  --------------

          The Borrowers will maintain, tested as of the last day of each of the Borrowers' fiscal quarters for the four (4) quarter period ending on such date, a ratio of Funded Debt to EBITDA so that it is not more than the following:

                    Quarters                              Ratio
          ---------------------------------------------------------
          October 31, 1998 through and including       6.25 to 1.0
          July 31, 2000

          ---------------------------------------------------------
          October 31, 2000 through and including       6.00 to 1.0
          July 31, 2001
          ---------------------------------------------------------
          October 31, 2001 through and including       5.80 to 1.0
          July 31, 2002
          ---------------------------------------------------------
          October 31, 2002 through and including       5.50 to 1.0
          July 31, 2003
          ---------------------------------------------------------
          October 31, 2003 and thereafter (applicable 5.25 to 1.0 if the Revolving Credit Termination Date
          has not sooner occurred)
          ---------------------------------------------------------

     4. Section 6.1.18 of the Financing Agreement is hereby deleted in its entirety and the following is substituted in its place:

                                       2
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          6.1.18   Capital Expenditures.
                   --------------------

          The Borrowers will not, and will not permit any Subsidiary to, directly or indirectly (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for the Borrowers and their Subsidiaries (taken as a whole) exceeding the following in the applicable fiscal quarters in each of the following fiscal years for the year to date:


          -----------------------------------------------------------------
                 Fiscal Year                  Capital Expenditures
          -----------------------------------------------------------------
                    1999                            $8,000,000
          -----------------------------------------------------------------
                    2000                            $5,000,000
          -----------------------------------------------------------------
                    2001                            $5,500,000
          -----------------------------------------------------------------
           2002 and any applicable                  $5,750,000
               time thereafter
          -----------------------------------------------------------------

     5. Each Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. Each Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

     6. Each Borrower acknowledges and warrants that the Lenders and Agent have acted in good faith and have conducted in a commercially reasonable manner their relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, each Borrower hereby waiving and releasing any claims to the contrary.

     7. The Borrowers shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Agent and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Agent's counsel and all recording fees, taxes and charges.

     8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by facsimile. Any party which chooses to deliver its signature by facsimile agrees to provide a counterpart of this Agreement with its inked signature promptly to each other party.

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     IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement under seal as of the date and year first written above.

ATTEST:                            COYNE INTERNATIONAL ENTERPRISES CORP.
                                   BLUE RIDGE TEXTILE MANUFACTURING, INC.
                                   OHIO GARMENT RENTAL, INC.
                                   MIDWAY-CTS BUFFALO, LTD.
                                   CLEAN TOWEL SERVICE, INC.


_____________________________      By:__________________________(SEAL)
                                      Name:
                                      Title:


WITNESS:                           NATIONSBANK, N.A., in its capacity as a
                                   Lender


_____________________________      By:__________________________(SEAL)
                                      Name: Gary W. Bartlett
                                      Title: Vice President


WITNESS:                           PNC BANK, NATIONAL ASSOCIATION


_____________________________      By:__________________________(SEAL)
                                      Name:
                                      Title:


WITNESS:                           LASALLE BUSINESS CREDIT, INC.


_____________________________      By:__________________________(SEAL)
                                      Name:
                                      Title:


WITNESS:                           NATIONSBANK, N.A., in its capacity as Agent


_____________________________      By:__________________________(SEAL)
                                      Name: Gary W. Bartlett
                                      Title: Vice President

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